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                                                                  EXHIBIT 3.8(a)

                            CERTIFICATE OF FORMATION

                                       OF

                       CB RICHARD ELLIS INVESTORS, L.L.C.
                       ----------------------------------

          This Certificate of Formation of CB Richard Ellis Investors, L.L.C., dated as of December 7, 1994, is being duly executed and filed by Stanton H. Zarrow, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. (S) 18-101, et seq.).
                                                             -- ---

          FIRST. The name of the limited liability company formed hereby is CB Richard Ellis Investors, L.L.C.

          SECOND. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19904.

          FOURTH. The latest date on which the Company is to dissolve is 50 years from the date of this Certificate of Formation is filed with the Office of the Delaware Secretary of State.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                            /s/ Stanton H. Zarrow
                                            ------------------------------------
                                            Name: Stanton H. Zarrow
                                                  ------------------------------
                                            Authorized Person